Exhibit 23.4

JUN HE LAW OFFICES

Shenzhen Development Bank Tower, Suite 20-C

5047 East Shennan Road, Shenzhen 518001, P. R. China

Tel.: (86-755) 2587-0765 Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Homepage: www.junhe.com

December 4, 2007	Beijing Head Office China Resources Building
20th Floor
VanceInfo Technologies Inc. 3/F, Building 8, Zhongguancun Software Park Haidian District, Beijing People’s Republic of China	Beijing 100005 P. R. China Tel.: (86-10) 8519-1300 Fax: (86-10) 8519-1350 E-mail: junhebj@junhe.com

Dear Sir or Madam,

We hereby consent to the use of our name under the captions “Risk Factors”, “Legal Matters”, “Enforceability of Civil Liabilities”, “Regulation” and “Legal Proceedings” in the prospectus included in the registration statement on Form F-1, including all amendments or supplements thereto, originally filed by VanceInfo Technologies Inc. on November 23, 2007 with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jun He Law Offices

Jun He Law Offices

Shanghai Office

Shanghai Kerry Centre

32nd Floor

1515 West Nanjing Road

Shanghai 200040

P. R. China

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 20-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

Chinabank Plaza

Room F, 16th Floor

No. 17 Renmin Road

Dalian 116001

P. R. China

Tel.: (86-411) 8250-7578

Fax: (86-411) 8250-7579

E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building

Suite 1107

Haikou 570105

P. R. China

Tel.: (86-898) 6851-2544

Fax: (86-898) 6851-3514

E-mail: junhehn@junhe.com

New York Office

500 Fifth Avenue,

43rd Floor, New York,

NY 10110, U.S.A.

Tel.: (1-212) 703-8702

Fax: (1-212) 703-8720

E-mail: junheny@junhe.com

Hong Kong Office

Suite 2208,

22nd Floor, Jardine House

1 Connaught Place, Central

Hong Kong

Tel.: (852) 2167-0000

Fax: (852) 2167-0050

E-mail: junhehk@junhe.com

DEFINITIONS